SUBSIDIARIES OF GWL&A FINANCIAL INC.


                                                              JURISDICTION OF
                                                              INCORPORATION OR
                                                              ORGANIZATION

SUBSIDIARY

Advised Assets Group, LLC                                     Colorado
Alta Health & Life Insurance Company                          Indiana
Alta Agency, Inc.                                             New York
BenefitsCorp, Inc. (1)                                        Delaware
BenefitsCorp, Inc. of Wyoming                                 Wyoming
GWFS Equities, Inc.                                           Delaware
Canada Life Insurance Company of America                      Michigan
Canada Life of America Financial Services, Inc.               Georgia
Canada Life Insurance Company of New York                     New York
Financial Administrative Services Corporation (2)             Colorado
First Great-West Life & Annuity Insurance Company             New York
Great-West Benefit Services, Inc.                             Delaware
Great-West Life & Annuity Capital I                           Delaware
Great-West Life & Annuity Insurance Company                   Colorado
Greenwood Investments, LLC                                    Colorado
GW Capital Management, LLC (3)                                Colorado
GWL Properties, Inc.                                          Colorado
Maxim Series Fund, Inc.                                       Maryland
National Plan Coordinators of Delaware, Inc.                  Delaware
NPC Administrative Services Corporation                       California
National Plan Coordinators of Washington, Inc.                Washington
NPC Securities, Inc.                                          California
Great-West Healthcare Holdings, Inc.                          Colorado
Great-West Healthcare, Inc.                                   Vermont
Great-West Healthcare of Arizona, Inc.                        Arizona
Great-West Healthcare of California, Inc.                     California
Great-West Healthcare of Colorado, Inc.                       Colorado
Great-West Healthcare of Florida, Inc.                        Florida
Great-West Healthcare of Georgia, Inc.                        Georgia
Great-West Healthcare of Illinois, Inc.                       Illinois
Great-West Healthcare of Indiana, Inc.                        Indiana
Great-West Healthcare of Kansas/Missouri, Inc.                Kansas
Great-West Healthcare of Massachusetts, Inc.                  Massachusetts
Great-West Healthcare of New Jersey, Inc.                     New Jersey
Great-West Healthcare of North Carolina, Inc.                 North Carolina
Great-West Healthcare of Ohio, Inc.                           Ohio
Great-West Healthcare of Oregon, Inc.                         Oregon
Great-West Healthcare of Pennsylvania, Inc.                   Pennsylvania
One Health Plan of Tennessee, Inc.                            Tennessee
Great-West Healthcare of Texas, Inc.                          Texas
Great-West Healthcare of Washington, Inc.                     Washington
One Orchard Equities, Inc.                                    Colorado
Orchard Capital Management, LLC                               Colorado
Orchard Series Fund                                           Delaware
Orchard Trust Company                                         Colorado
P.C. Enrollment Services & Insurance Brokerage, Inc.          Massachusetts
Westkin Properties Ltd.                                       California


(1) Also doing business as Benefits Insurance Services, Inc.
(2) Also doing business as Financial Administrative Services Corporation of Colorado.
(3) Also doing business as Maxim Capital Management, LLC.